Exhibit 99(b)

                                 United States
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

             CURRENT REPORT pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 20, 1998


                                 SunGroup, Inc.
             (Exact name of registrant as specified in its charter)


          Tennessee                   0-3851                 62-0790469

 State of other jurisdiction         Commission              IRS Employer
      of incorporation                 File No.            Identification No.


             2201 Cantu Court, Suite 102A, Sarasota, FL 34232-6254

                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 941-377-6710

ITEM 7

Financial Statements and Exhibits

Exhibits
Financial Statements
Asset Purchase Agreement, by and between SunGroup, Inc. and SunBurst Media of Dallas Texas, dated February 3, 1998
Copy of Press Release (attachments).
Copy of Shareholder Initial Distribution Letter. (attached)
8-K for SunGroup Broadcasting of New Mexico, Inc. (attached)

                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SunGroup, Inc.




Dated:  February 20, 1998                 By:_______________________________
                                             James A. Hoetger
                                             Vice President, Finance

                                               Exhibit for SEC 8-K Item 7 (c)

                                 SUNGROUP, INC.
                          2201 CANTU COURT, SUITE 102A
                          SARASOTA, FLORIDA 34232-6254
            941 - 377-6710  -  TELEPHONE  -  941 - 378-5449  -  FAX

                               NOVEMBER 19, 1997

                                    CONTACT:
                   JOHN W. BIDDINGER, CHAIRMAN AND PRESIDENT

                                 PRESS RELEASE
                                 -------------

ON NOVEMBER 13, 1997, SUNGROUP, INC. ("SUNGROUP") ENTERED INTO A LETTER OF INTENT ("LETTER OF INTENT") WITH SUNBURST MEDIA MANAGEMENT, INC. ("SUNBURST"). THE LETTER OF INTENT PROVIDES FOR SUNBURST'S ACQUISITION OF SUBSTANTIALLY ALL OF THE ASSETS OF SUNGROUP FOR A PRICE OF TWENTY FOUR MILLION DOLLARS ($24,000,000), AND THAT THE COMPANY WILL CONTINUE TO KEEP IT'S ACCOUNTS RECEIVABLES AND CASH.

SENIOR MANAGEMENT OF SUNGROUP HAS BEEN ADVISED OF THE LETTER OF INTENT AND IS PARTICIPATING IN PREPARING THE REQUIRED DUE DILIGENCE. SUNBURST WILL BEGIN VISITING SUNGROUP'S RADIO STATIONS ON NOVEMBER 21, 1997.

THE TRANSACTIONS CONTEMPLATED BY THE LETTER OF INTENT ARE SUBJECT TO APPROVAL BY THE SHAREHOLDERS OF BOTH SUNGROUP AND SUNBURST. THE TRANSACTIONS ARE ALSO SUBJECT TO FCC AND OTHER APPLICABLE REGULATORY APPROVALS.

SUNGROUP CURRENTLY OWNS 7 RADIO STATIONS:
         KEAN-AM & FM & KROW FM (ABILENE, TEXAS),
         KYKX-FM (LONGVIEW, TEXAS),
         KMJJ-FM (SHREVEPORT, LOUISIANA),
         KKSS-FM (ALBUQUERQUE, NEW MEXICO), AND
         KKYS-FM (BRYAN, TEXAS).
ALL OF SUNGROUP'S RADIO STATIONS ARE SUBJECT TO THE LETTER OF INTENT.

SUNBURST CURRENTLY OWNS 12 RADIO STATIONS LOCATED IN:
         SPRINGFIELD, MISSOURI
         LAKE CHARLES, LOUISIANA
         MCALLEN BROWNSVILLE, TEXAS
IN ADDITION, SUNBURST PRESENTLY HAS  OTHER PROPERTIES UNDER CONTRACT.

                                                Exhibit for SEC 8-K Item 7 (c)
                                 SUNGROUP, INC.
                          2201 CANTU COURT, SUITE 102A
                          SARASOTA, FLORIDA 34232-6254
            941 - 377-6710  -  TELEPHONE  -  941 - 378-5449  -  FAX

                                FEBRUARY 5, 1998

                                    CONTACT:
                   JOHN W. BIDDINGER, CHAIRMAN AND PRESIDENT

                                 PRESS RELEASE
                                 -------------

  JOHN W. BIDDINGER, CHAIRMAN AND PRESIDENT OF SUNGROUP, INC. (THE "COMPANY") ANNOUNCED TODAY THAT THE BOARD OF DIRECTORS HAS APPROVED AND THE COMPANY HAS OFFICIALLY SIGNED THE PREVIOUSLY ANNOUNCED AGREEMENT FOR THE SALE OF SUBSTANTIALLY ALL OF ITS ASSETS, INCLUDING ITS RADIO STATIONS KEAN-AM/FM, KROW-FM, ABILENE, TEXAS; KYKX-FM, LONGVIEW, TEXAS; KKYS-FM, BRYAN, TEXAS; KKSS-FM, ALBUQUERQUE, NEW MEXICO; AND, KMJJ-FM, SHREVEPORT, LOUISIANA TO SUNBURST MEDIA OF DALLAS, TEXAS FOR THE SUM OF TWENTY-FOUR MILLION DOLLARS ($24,000,000). THE COMPANY WILL RETAIN ITS ACCOUNTS RECEIVABLE AND CASH IN THE TRANSACTION. SUNBURST MEDIA OWNS TWELVE STATIONS IN THREE OTHER MARKETS IN ADDITION TO THOSE BEING ACQUIRED FROM THE COMPANY.

  CONSUMMATION OF THE TRANSACTION IS SUBJECT TO THE APPROVAL OF THE SHAREHOLDERS OF SUNGROUP, WHO WILL BE ALLOWED TO VOTE ON THE TRANSACTION IN THE NEXT FEW WEEKS. FINALIZATION OF THE AGREEMENT IS ALSO SUBJECT TO THE APPROVAL OF THE FEDERAL COMMUNICATIONS COMMISSION, WHICH IS EXPECTED TO OCCUR SOMETIME IN APRIL OR MAY, 1998.

  THE COMPANY FURTHER ANNOUNCED THAT SUNBURST MEDIA HAS ENTERED INTO ADDITIONAL AGREEMENTS WHICH PROVIDE FOR THE SIMULTANEOUS TRANSFER OF KMJJ-FM, SHREVEPORT, LOUISIANA TO AN AFFILIATE OF CAPSTAR BROADCASTING, AUSTIN, TEXAS AND FOR THE TRANSFER OF KKSS-FM, ALBUQUERQUE/SANTA FE, NEW MEXICO TO AN AFFILIATE OF TRUMPER COMMUNICATIONS, II L.P., CHICAGO, ILLINOIS.

                                 United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

             CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 12, 1999

                                 SUNGROUP, INC.
             (Exact name of registrant as specified in its charter)


        Tennessee                       0-3851                 72-1151881
   (State or other jurisdiction     (Commission File          (IRS Employer
       of incorporation)                Number)           Identification No.)

           2201 Cantu Court, Suite 102a, Sarasota, Florida 34232-6254
           (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (941) 377-6710

Item 2.    Acquisition or Disposition of Assets

           On February 12, 1999, SunGroup Broadcasting of New Mexico, Inc. ("SunGroup Broadcasting of New Mexico"), a wholly-owned subsidiary of SunGroup, Inc. ("SunGroup"), consummated its sale of substantially all of the assets of radio station KKSS-FM ("Radio Station"), in Albuquerque, New Mexico, to Simmons Media Group, Inc. ("Simmons"). The initiation of this transaction pursuant to execution of the Asset Purchase Agreement by and between SunGroup and Sunburst Media, LP was disclosed in SunGroup's Current Report on Form 10-Q, filed with the Securities and Exchange Commission on November 13, 1998. The net proceeds to SunGroup, Inc. from the disposition of the Radio Station were $5,500,000.00

           There exists no material relationship between Simmons and SunGroup, or any of its officers, directors or affiliates.

Item 7.    Financial Statements and Exhibits

           b)   Pro Forma Financial Information.

                The Pro Forma financial information reflects the current interim period and the corresponding interim period of the preceding fiscal year as though the transaction occurred at the beginning of the periods.

                                                        12 Months             12 Months
                                                      Ended 12-31-98        Ended 12-31-97
                                                      --------------        --------------
                  Revenue                              $4,645,827             $8,031,573
                  Income from Continuing Operations      (385,052)             1,157,729
                  Net Income                            8,004,770               (759,109)
                  Income Per Share                           1.15                   (.11)

           Exhibits.

           2) Asset Purchase Agreement by and between SunGroup, Inc. and Sunburst Media, LP dated February 13, 1998, is hereby incorporated by reference to SunGroup's Current Report or Form 10-Q filed November 13, 1998.


           3)   Articles of Incorporation and By-Laws

                    (i) The Articles of Incorporation of SunGroup are incorporated herein by reference to SunGroup's Annual Report on Form 10-KSB filed December 31, 1993.

                    (ii) The By-Laws of SunGroup are incorporated herein by reference to SunGroup's Annual Report on Form 10-K filed December 31, 1984


                                   SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SUNGROUP, INC.


Date:    February 24, 1999              By: /s/ James A. Hoetger.
         -----------------                 -----------------------------
                                                James A. Hoetger.
                                                Vice President, Finance

                                 SUNGROUP, INC.
                          2201 CANTU COURT, SUITE 102A
                          SARASOTA, FLORIDA 34232-6254
            941 - 377-6710  -  TELEPHONE  -  941 - 378-5449  -  FAX


                               FEBRUARY 16, 1999

DEAR SHAREHOLDER:

WE HAVE CLOSED THE SALE OF THE LAST RADIO STATION WITHIN THE SUNGROUP PORTFOLIO. THIS TRANSACTION TOOK PLACE ON FEBRUARY 12, 1999.

WE ARE NOW IN THE PROCESS OF COLLECTING THE ACCOUNTS RECEIVABLES, NEGOTIATING THE CONCLUSION OF TWO PROPERTY LEASES, AND SELLING OFF THE CORPORATION ASSETS.

ENCLOSED IS THE INITIAL DISTRIBUTION IN THE AMOUNT OF FIFTY CENTS ($.50) PER SHARE. WE EXPECT TO MAKE A FINAL DISTRIBUTION AFTER THE ACCOUNTS RECEIVABLE HAVE BEEN COLLECTED, UPON RESOLUTION OF OUR LEASES AND AFTER THE HOLD BACK PERIOD EXPIRES WITH REGARDS TO OUR THREE TRANSACTIONS, AND OUR TAX OBLIGATIONS.

ALSO ENCLOSED IS AN INTERNAL REVENUE SERVICE FORM W-9, WHICH YOU NEED TO FILL OUT AND RETURN TO US. PLEASE RETURN THE COMPLETED FORM IN THE ENVELOPE PROVIDED HEREIN.

AT THIS TIME, WE PLAN TO HAVE THE CORPORATION COMPLETELY LIQUIDATED BY THE END OF 1999. WE HAVE BEEN INFORMED BY LEGAL COUNSEL THAT SUNGROUP, INC. IS NO LONGER A REPORTING COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION (SEC).

A SIGNIFICANT AMOUNT OF TIME HAS BEEN SPENT WITH REGARDS TO THE ABOVE TRANSACTIONS IN OBTAINING APPROVAL FROM THE FOLLOWING AGENCIES:
         FAA = FEDERAL AVIATION ASSOCIATION,
         FCC = FEDERAL COMMUNICATIONS COMMISSION,
         SEC = SECURITIES AND EXCHANGE COMMISSION, AND
         EPA = ENVIRONMENTAL PROTECTION AGENCY.
ALL ISSUES HAVE BEEN RESOLVED, AND WE ARE NOW PROCEEDING WITH THE DISSOLUTION OF THE CORPORATION.

WE APPRECIATE YOUR PATIENCE WHILE WE HAVE GONE THROUGH THESE DIFFICULT TRANSACTIONS.

SINCERELY YOURS,

JOHN W. BIDDINGER
ENCS.

                                 SUNGROUP, INC.
                          2201 CANTU COURT, SUITE 102A
                          SARASOTA, FLORIDA 34232-6254
            941 - 377-6710  -  TELEPHONE  -  941 - 378-5449  -  FAX


                               FEBRUARY 16, 1999

DEAR SHAREHOLDER:

WE HAVE CLOSED THE SALE OF THE LAST RADIO STATION WITHIN THE SUNGROUP PORTFOLIO. THIS TRANSACTION TOOK PLACE ON FEBRUARY 12, 1999.

WE ARE NOW IN THE PROCESS OF COLLECTING THE ACCOUNTS RECEIVABLES, NEGOTIATING THE CONCLUSION OF TWO PROPERTY LEASES, AND SELLING OFF THE CORPORATION ASSETS.

ENCLOSED IS THE INITIAL DISTRIBUTION IN THE AMOUNT OF FIFTY CENTS ($.50) PER SHARE. WE EXPECT TO MAKE A FINAL DISTRIBUTION AFTER THE ACCOUNTS RECEIVABLE HAVE BEEN COLLECTED, UPON RESOLUTION OF OUR LEASES AND AFTER THE HOLD BACK PERIOD EXPIRES WITH REGARDS TO OUR THREE TRANSACTIONS, AND OUR TAX OBLIGATIONS.

AT THIS TIME, WE PLAN TO HAVE THE CORPORATION COMPLETELY LIQUIDATED BY THE END OF 1999. WE HAVE BEEN INFORMED BY LEGAL COUNSEL THAT SUNGROUP, INC. IS NO LONGER A REPORTING COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION (SEC).

A SIGNIFICANT AMOUNT OF TIME HAS BEEN SPENT WITH REGARDS TO THE ABOVE TRANSACTIONS IN OBTAINING APPROVAL FROM THE FOLLOWING AGENCIES:
         FAA = FEDERAL AVIATION ASSOCIATION,
         FCC = FEDERAL COMMUNICATIONS COMMISSION,
         SEC = SECURITIES AND EXCHANGE COMMISSION, AND
         EPA = ENVIRONMENTAL PROTECTION AGENCY.
ALL ISSUES HAVE BEEN RESOLVED, AND WE ARE NOW PROCEEDING WITH THE DISSOLUTION OF THE CORPORATION.

WE APPRECIATE YOUR PATIENCE WHILE WE HAVE GONE THROUGH THESE DIFFICULT TRANSACTIONS.

SINCERELY YOURS,

JOHN W. BIDDINGER

ENC.